Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-273273, 333-273274 and 333-273275) and Form S-8 (File Nos. 333-21113, 333-40396, 333-67010, 333-68757, 333-109959, 333-131382, 333-153828, 333-159708, 333-160361, 333-167379, 333-169593, 333-182015, 333-184029, 333-191326, 333-204440, 333-207064, 333-220556, 333-228221, 333-231791, 333-234634, 333-249941, 333-255690, 333-256652, 333-260249, 333-268281, 333-272129 and 333-275464) of Viasat, Inc. of our report dated May 29, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Diego, California
May 29, 2024